EXHIBIT 10.1

AMENDMENT NO. 2 TO THE MANAGEMENT AGREEMENT

This AMENDMENT NO. 2 dated as of the 1st day of March, 2014 to the MANAGEMENT AGREEMENT made as of the 20th day of April, 2011 as amended by the Amendment No. 1 thereto as of the 28th day of July, 2011, (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), COMMODITY ADVISORS FUND L.P., a Delaware limited partnership (the “Partnership”) and AVENTIS ASSET MANAGEMENT, LLC, a California limited liability company (the “Advisor”) (all parties together, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the Partnership currently pays the Advisor a monthly fee for professional management services equal to 1.5% per year of the month-end Net Assets of the Partnership allocated to the Advisor; and

WHEREAS, effective as of March 1, 2014, the Parties wish to change the professional management services fee to 1.25% per year; and

WHEREAS, the Parties wish to amend the Management Agreement to reflect this change.

NOW, therefore, the Parties agree as follows:

1. The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1.25% (1.25% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the adjusted net assets of the Partnership allocated to the Advisor as of the last business day of each month by 1.25% and dividing the result thereof by 12).”

2. The foregoing amendment shall take effect as of the 1st day of March, 2014.

3. In all other respects the Management Agreement remains unchanged and of full force and effect.

4. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

5. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment to the Management Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By: /s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

COMMODITY ADVISORS FUND L. P.

By:	Ceres Managed Futures LLC (General Partner)

By: /s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

AVENTIS ASSET MANAGEMENT, LLC

By: /s/ Steven Hwang
Name:	Steven Hwang
Title:	Chief Operating Officer